Exhibit 10.28

***Certain information has been excluded from this exhibit because it is both (i) not material and (ii) the type that the registrant customarily and actually treats as private or confidential. Such omitted information is indicated by brackets (“[***]”) in this exhibit***

MAIN SERVICES AGREEMENT

1.
Interpretation
1.1
The following definitions and rules of interpretation apply in this MSA.

Agreed Purpose: means for the purpose of using the Goods, Software and/or Services for the business of the Customer. For the avoidance of doubt, resale of the Goods, Software and/or Services shall not be deemed an Agreed Purpose, provided, however, that Customer may (subject to granting the Supplier a right of refusal in connection with a sale of all or a substantial portion of the Customer’s business to which the Goods relate or as may arise in an insolvency event on the offer of a resell of the Goods) resell the Goods in connection with a sale of all or a substantial portion of Customer’s business to which the Goods relate or in connection with an Insolvency Event .

Applicable Data Protection Laws: means the retained EU law version of the General Data Protection Regulation (EU) (2016/679) as it has effect in UK law (UK GDPR), the General Data Protection Regulation (EU) (2016/679), as it had effect in EU law (EU GDPR), along with the Data Protection Act 2018 (DPA 2018) and the Privacy and Electronic Commerce Communications (EC Directive) Regulations 2003 (SI 2003/2426) (PECR).

Applicable Laws: all applicable laws, statutes, regulation from time to time in force.

Authorised Users means those employees, officers and independent contractors of the Customer who are authorised by the Customer to use the Software under this Agreement and for whom the Customer shall at all times be responsible.

Basic Tier Software: the set of Software features that include the core functionality required for the device to run a fixed protocol to seed, culture, and harvest cells. The feature set additionally includes the capability to capture and remotely view images of the cells.

Business Day: a day, other than a Saturday, Sunday, or public holiday in England, when banks in London are open for business.

Business Hours: the period from 9.00 am to 5.00 pm on any Business Day in London, UK.

Change Order: means a written document, including a mutually agreed purchase order, setting out the proposed changes, additional order details and/or any extension to the scope or execution of Goods and/or Services and the impact any such changes will have on existing terms (including fees), if any.

Confidential Information: means all confidential or proprietary information (however recorded or preserved) disclosed by one party or its employees, officers, subcontractors, investors, representatives or advisers (together “Representatives”) to the other party and/or the other party’s Representatives, including the terms of this Agreement, the business, affairs, customers, clients, suppliers, plans, intentions, market opportunities, operations, processes, products, services, data, know-how, or trade secrets of the disclosing party, including anything specified as being Confidential Information in clause 6.

Consumables: means the consumables required for functionality of the Devices and configured to the needs of any given Protocol.

Control: means the possession, directly or indirectly, of the power to direct the management or policies of a legally recognizable entity, whether through the ownership of voting shares, by contract or otherwise, and controls, controlled and the expression change of control shall be construed accordingly.

Customer Data: means any commercial or proprietary data which is shared with the Supplier, including information uploaded to the Software directly by the Customer, its Authorized Users, by the Supplier on the Customer’s behalf, or submitted indirectly to the Software via any third-party application used by the Customer. Customer Data includes Customer User Account Data and excludes Usage Data.

Customer Feedback: means feedback from the Customer to the Supplier about how the Goods and Software perform, how they are used, how they could be enhanced, which can be provided verbally, in writing or through electronic information captured by the Software, provided, however, that Customer Feedback shall not include Customer Data or Outputs.

Customer Materials: means materials, equipment and tools, drawings, specifications and data supplied by the Customer to the Supplier.

Customer Protocol: means a Protocol owned by the Customer.

Customer User Account Data: means information about any Authorized User in relation to their access to the Software, including (without limitation) their name, association with a company/institution, email address and phone number.

Customer IPRs: means any and all Intellectual Property Rights subsisting in the Customer Data, Customer Protocols, and Customer Materials.

De-install Fee: means the fee payable by the Customer to the Supplier for the removal and retrieval of the Goods from the Customer’s premises. This fee covers, but is not limited to, the costs associated with Supplier’s technicians’ travel, accommodation, labor, and shipping required to safely remove, package, and transport the Goods from the Customer’s site.

Delivery Location: means the location agreed in writing between the parties at which the Customer will take delivery of the Goods.

Device: means the physical machine designed, developed and provided by the Supplier to automate cell culture protocols.

Device-Grown Cells: means cells grown on the Device.

Effective Date: means the start date agreed in the Order Form or otherwise in writing between the parties.

Good(s): means the Device (excluding Software) and any Consumables set out in the Order Form .

Improvements: any bug fixes and/or performance improvements to the Goods, Services or Software set out in the Order Form. For the avoidance of doubt, Improvements shall not include Upgrades.

Insolvency Event: means, with respect to a party, (a) entering into a composition or arrangement with its creditors other than for the sole purpose of a solvent reconstruction; (b) an inability to pay its debts as they become due; (c) a person becoming entitled to appoint or appointing a receiver or an administrative receiver over that party’s assets; (d) a creditor or encumbrancer attaches or takes possession of the whole or any part of that party’s assets which is not discharged within 14 days; or (e) any event occurs, or proceeding is taken, in any jurisdiction that has an effect equivalent or similar to any of the events mentioned in (a) to (d) above.

Installation Date: date the installation and engineering verification of a Device, performed by the Supplier or authorized representative, is completed at Customer site. Installation services are described in Schedule 4.

Intellectual Property Rights: patents, utility models, rights to inventions, copyright and neighboring and related rights, moral rights, trademarks and service marks, business names and domain names, rights in get-up and trade dress, goodwill and the right to sue for passing off or unfair competition, rights in designs, rights in computer software, database rights, rights to use, and protect the confidentiality of, confidential information (including know-how and trade secrets) and all other intellectual property rights, in each case whether registered or unregistered and including all applications and rights to apply for and be granted, renewals or extensions of, and rights to claim priority from, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world.

Supplier Protocol: means a Protocol owned by the Supplier that may or may not be made available to any subset of customers and users of the Software.

Output(s): means the Device-Grown Cells, videos or images, reports, information, results or materials obtained by the Customer or Authorized Users (as appropriate) through use of the Software and/or Services, including Customer’s or any third party’s conclusions drawn from use of the Goods and/or Software. For the avoidance of doubt, “Output” excludes Customer Data, Customer Feedback and/or Usage Data.

Personal Data: has the meaning given to it in Applicable Data Protection Laws.

Protocol: means the sequence of steps taken by the Device (for example, seeding, collection, passage, media change) to run an automated cell culture.

Services: means the supply, installation and setup of the Goods by the Supplier to the Customer, Software Services, Protocol Development Services and any other professional service provided (in each case as applicable and given the context in which the “Services” is used).

Ship Date: the date that shipment of a Good begins to the Delivery Location. Software: means the Supplier’s software application currently known as Mytos Cloud / Mytos App (including its functionality and features, procedures, design implementation and execution of user commands) to which the Customer shall be granted remote access pursuant to the terms and conditions of this Agreement, and particularly the Software Terms and Conditions.

Supplier IPRs: means any and all Intellectual Property Rights subsisting in the Services, the Software (including any maintenance releases, updates and Improvements), the Goods, the Usage Data and the Supplier Materials. For the avoidance of doubt, Supplier IPRs shall not include Customer IPRs.

Supplier Materials: means all materials, equipment and tools, drawings, specifications and data supplied by the Supplier to the Customer or used in respect of the supply of the Goods and Services.

New Feature(s): means any new feature(s) to the Product or Service which were not part of the Order Form or form part of the Basic Tier Software.

Usage Data: means technical logs and data the Supplier collects in connection with the Customer’s use of Goods and Services (e.g., frequency of software usage, features being used, interactions with software). Supplier will not disclose this data unless anonymized or aggregated. For clarity, “Usage Data” excludes Customer Data and Outputs.

User Guides: means those printed or online instructions (in audio, visual or written form), manuals, screens, and diagrams developed, distributed or otherwise provided by the Supplier that pertain to the installation, set up, troubleshooting use of and guidelines relating to the Goods and/or Software.

VAT: value added tax or equivalent tax chargeable in the UK or elsewhere.

1.2
Clause, Schedule and paragraph headings shall not affect the interpretation of this Agreement.
1.3
The Schedules form part of this Agreement and shall have effect as if set out in full in the body of this Agreement. Any reference to this Agreement includes the Schedules.

1.4
Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.
1.5
This Agreement shall be binding on, and endure to the benefit of, the parties to this Agreement and their respective personal representatives, successors and permitted assigns, and references to any party shall include that party’s personal representatives, successors and permitted assigns.
1.6
A reference to legislation or a legislative provision is a reference to it as amended, extended or re-enacted from time to time.
1.7
A reference to this Agreement or to any other Agreement or document is a reference to this Agreement or such other Agreement or document, in each case as varied or novated from time to time.
1.8
Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.
2.
Goods and Services
2.1
To the extent that the:
(a)
Customer purchases Goods from the Supplier, the Goods’ terms and conditions set forth in Schedule 1 shall apply; and/or
(b)
Customer uses the Software, the Software terms and conditions set forth in Schedule 2 shall apply; and/or
(c)
Customer purchases Protocol Development Services, the Protocol Development Services terms and conditions shall be as mutually agreed by the parties; and/or
(d)
Customer purchases any additional goods and/or services or enhanced features from the Supplier, the terms and conditions set forth in this MSA (and/or the Schedules, as applicable) shall apply or where necessary, new terms and conditions shall be agreed in writing and approved as a Change Order.
2.2
In the event of conflict in respect of the provisions of this Agreement and/or a document referred to therein, the following order of priority shall prevail (in descending order of priority):
(a)
this MSA
(b)
the Order Form(s), including any purchase order or Change Order;
(c)
The Schedules in this MSA (as applicable)

(d)
any additional terms and conditions exchanged between the parties and agreed in writing.
2.3
Supplier may amend this Agreement and/or the Schedules in order to comply with Applicable Laws. In such event, the Customer agrees that any amendment to this Agreement will be deemed incorporated into this Agreement and be effective immediately.
2.4
The Supplier shall provide the Goods, Software and Services as set out in the Order Form and in accordance with this Agreement and shall comply at all times with all Applicable Laws.
2.5
The Customer shall comply with its obligations in relation to the receipt and enjoyment of the applicable Goods, Software and Services, as set out in this Agreement and shall comply at all times with all Applicable Laws.
2.6
The Customer confirms that it shall use the Goods, Software and Services for the Agreed Purpose only.
3.
Fees and payment
3.1
The Supplier shall invoice the Customer for the Fees as specified in the Order Form and the Customer shall pay each invoice submitted to [***] referencing the applicable Purchase Order number by the Supplier within 30 days of receipt (or as otherwise agreed in writing) to a bank account nominated in writing by the Supplier from time to time.
3.2
If the Customer fails to pay any sum due by the due date, the Supplier shall provide written notice of the overdue payment and, if Customer has not paid the amount due within 30 days of such notice, may suspend part or all of the Services as set out in the Order Form until payment has been made in full. This right of suspension is without prejudice to any other rights or remedies the Supplier may have under this Agreement or any applicable laws, including but not limited to the right to claim statutory interest on overdue amounts as permitted by law.
3.3
All sums payable to the Supplier under this Agreement are exclusive of VAT, and the Customer shall in addition pay an amount equal to any VAT chargeable on those sums on delivery of a VAT invoice.
3.4
In relation to the Goods, Fees may vary from time to time (notwithstanding those prices which are agreed in the Order Form for committed purchases).
3.5
In relation to fees for all Software and Services:
(a)
The Supplier may increase the Fees in line with the terms set out in the Order Form. Any such increase shall be communicated to the Customer with forty-five (45) days prior written notice.
(b)
The Basic Tier Software is made available for the fees set out in the Order Form for the duration of the Term.

(c)
The Customer shall receive access to Data Storage under the terms set out in the Order Form.
(d)
Access to New Features or additional services, including those released during the beta stage and initially provided free of charge, shall be subject to additional terms and fees as agreed separately between the parties.
3.6
The Customer shall make all payments under this Agreement without any set off, withholding or deduction of, or in respect of, any and all local or international taxes, unless required by law. If any such withholding or deduction is required, the Customer shall, when making the payment to which the withholding or deduction relates, pay to the Supplier such additional amount as will ensure that the Supplier receives the same total amount that it would have received if no such withholding or deduction had been required.
4.
Data
4.1
Both parties will comply with all applicable requirements of Applicable Data Protection Laws. This clause is in addition to, and does not relieve, remove or replace, a party’s obligations or rights under Applicable Data Protection Laws.
4.2
The parties acknowledge and agree that the Supplier shall not process and handle any Personal Data on behalf of the Customer under this Agreement, other than the Customer User Account Data which it shall process only to the limited extent required to deliver the Services. The Customer shall ensure that no Personal Data, other than the Customer User
4.3
Account Data, is included in the Customer Data provided to the Supplier under this Agreement. In the event this is shared by accident it shall be deleted or removed as soon as reasonably practicable thereafter.
4.4
The Customer shall own all right, title and interest in and to all the Customer Data, Customer Protocols, and the Outputs and shall have sole responsibility for the legality, reliability, integrity, accuracy, and quality of the Customer Data, Customer Protocols, and/or the Outputs. The Customer warrants and represents that it has the authority, including all necessary rights, licenses, and permissions and consent, to upload and use, and to permit the Supplier to use and process the Usage Data, Outputs and Customer Feedback in accordance with this Agreement.
4.5
The Customer grants the Supplier a license to use Customer Data and the Outputs for the purposes of (i) providing the Goods, Software and Services to the Customer in accordance with this Agreement and (ii) developing Improvements to the Goods and/or Software during the Term of this Agreement. For the avoidance of doubt, the Supplier agrees not to use the Customer Data and/or Output in the creation of a New Feature without the express prior consent of the Customer. If the Customer consents to the use of the Customer Data or Outputs for the creation of a New Feature, access to such New Feature shall be subject to additional terms.
4.6
The Customer acknowledges that the Supplier may use the Usage Data and/or the Customer Feedback to improve the performance and functionality of the Goods, Software and/or

Services, including to develop Improvements. The Customer acknowledges that the Supplier may also share certain Usage Data and/or Customer Feedback in an aggregated and fully anonymized form with third parties (for example, in the Supplier’s marketing materials or with existing or potential investors).
5.
Intellectual Property
5.1
Subject to the remainder of this clause, the Customer and its licensors shall retain ownership of all Customer IPRs and the Outputs. The Customer undertakes to Supplier that (as between the Parties) the Customer shall be responsible for all risk and liability arising from reliance on the Services and the Outputs, including with respect to compliance with Applicable Law and Customer further acknowledges that the Outputs are provided “as is” with no warranty or guarantee as to accuracy or completeness.
5.2
The Customer hereby grants to the Supplier a fully paid-up, worldwide, non-exclusive, royalty-free, non-transferable, revocable license to use the Customer IPRs for the term of the Agreement to enable it to provide the Goods, Software and Services in accordance with this Agreement.
5.3
The Customer acknowledges that the Supplier and its licensors shall retain ownership of all Intellectual Property Rights in all existing and new Supplier IPRs, including any new Supplier IPRs which arise from this Agreement and/or is developed independently of this Agreement. The Supplier makes no representation or warranty as to the validity or enforceability of the Intellectual Property Rights in the Supplier IPR. Except for the license granted in clause 5.4, nothing in this Agreement grants to the Customer any right to or in any Supplier IPRs.
5.4
Subject to the terms of this Agreement, the Supplier grants the Customer a non-exclusive, royalty-free, irrevocable license under the Supplier IPR to use the device and software for the Agreed Purpose.
5.5
To the extent that the Customer’s (or any Authorized User’s) use of the Goods, Software and/or Services result in any Improvements, the Intellectual Property Rights in and to Improvements shall immediately vest in and be owned by the Supplier (without prejudice to clause 5.3 above)
5.6
Unless otherwise agreed in writing, where the Customer engages the Supplier to develop bespoke changes to the Goods which are specific to such Customer, Supplier shall own any Intellectual Property Rights arising from such bespoke changes but Customer shall be granted a non-exclusive license to use such Supplier IPRs and to enjoy the benefit of such bespoke changes for the duration of the Term.
6.
Indemnification
6.1
The Customer shall indemnify and hold harmless the Supplier in full against any and all costs, claims, damages or expenses incurred by the Supplier arising of or in connection with any claim relating to:

(a)
the Customer’s grossly negligent or more culpable act or omission in connection with the performance of its obligations under this Agreement;
(b)
the Customer’s or any Authorized User’s use of the Supplier IPRs otherwise than in accordance with this Agreement; and
(c)
the receipt or use by the Supplier of any Customer IPRs in accordance with this Agreement by the Supplier which infringe or misappropriate the Intellectual Property Rights or privacy rights of any third party, provided in each case, that: (i) the Customer is given prompt notice of such claim; (ii) the Supplier provides reasonable co-operation to the Customer in the defense and settlement of such claim, at the Customer’s expense; (iii) the Customer is given sole authority to defend or settle the claim; and (iv) the Supplier makes no admission of liability or fault itself or on behalf of the Customer.

6.2
Supplier shall indemnify and hold harmless the Customer in full against any and all costs, claims, damages or expenses incurred by the Customer arising of or in connection with any claim relating to:
(a)
the Supplier’s grossly negligent or more culpable act or omission in connection with the performance of its obligations under this Agreement; and
(b)
any bodily injury or death of any individual, or damage to real or tangible personal property caused by the negligent acts or omissions of the Supplier.

provided in each case, that: (i) the Supplier is given prompt notice of such claim (ii) the Supplier provides reasonable co-operation to the Supplier in the defense and settlement of such claim, at the Supplier’s expense; and (iii) the Supplier is given sole authority to defend or settle the claim; and (iv) the Customer makes no admission of liability or fault itself or on behalf of the Supplier.

6.3
The Supplier shall defend the Customer against any third party claim that the use of the Supplier IPRs in accordance with this Agreement infringes any third party Intellectual Property Right and shall indemnify Customer for and against any amounts awarded against the Customer in judgement or settlement of such claims, provided that (i) the Supplier is given prompt notice of such claim; (ii) the Customer provides reasonable co-operation to the Supplier in the defense and settlement of such claim, at the Supplier’s expense; (iii) the Supplier is given sole authority to defend or settle the claim; and (iv) the Customer makes no admission of liability or fault itself or on behalf of the Supplier.
6.4
The Supplier shall not in any circumstances have any liability (including in respect of the indemnity provided under clause 6.3) if the alleged infringement is based on: (i) modification of the Supplier IPR by anyone other than the Supplier; or (ii) the Customer’s or any Authorized User’s use of the Supplier IPR otherwise than in accordance with this Agreement or in a manner contrary to the instructions given to the Customer by the Supplier; or (iii) the Customer’s or any Authorized User’s use of the Supplier IPR after notice of the alleged or actual infringement from the Supplier or any appropriate authority;

or (iv) use or combination of the Supplier IPR with any other software or hardware, in circumstances where, but for such combination, no infringement would have occurred.
7.
Confidentiality
7.1
Each party undertakes that it shall not at any time during this Agreement, and for a period of seven years after termination or expiry of this Agreement, disclose to any person any Confidential Information of the other party, except as permitted by 7.2, provided, however, that provided, however, that the confidentiality and non-use obligations of this Section 7 with respect to Confidential Information that constitutes trade secret(s) under applicable law shall survive until such time as such Confidential Information no longer constitutes trade secret information under applicable law.
7.2
Each party may disclose the other party’s confidential information:
(a)
to its Representatives who need to know such information for the purposes of exercising the party’s rights or carrying out its obligations under or in connection with this Agreement. Each party shall ensure that its Representatives to whom it discloses the other party’s confidential information comply with this Section 7; and
(b)
as may be required by law, a court of competent jurisdiction or any governmental or regulatory authority (and in each such case, the party shall, if legally permissible, notify the other party of the requirement as soon as reasonably practicable and use commercially reasonable endeavors to discuss with the other party and agree any possible limitations or restrictions on disclosure in advance to the extent permitted by law).
7.3
The provisions of clauses 7.1 and 7.2 shall not apply to information that: (i) is or becomes generally available in the public domain otherwise than arising in connection with a breach of this clause by the recipient; (ii) is lawfully in the recipient’s possession free of any restrictions as to its use or disclosure at the time of disclosure by the disclosing Party; (iii) is lawfully acquired from an independent third party who did not itself obtain it under an obligation of confidentiality; or (iv) is independently developed without access or reference to any information disclosed by the disclosing Party.
7.4
No party shall use the other party’s confidential information for any purpose other than to exercise its rights and perform its obligations under or in connection with this Agreement.

7.5
The Supplier acknowledges that the Customer Data, Customer Materials and Customer IPRs are Confidential Information of the Customer and Customer acknowledges that Supplier Materials and Supplier IPRs are Confidential Information of the Supplier. Both parties agree to protect such Confidential Information with the same standard of care that it applies to its own Confidential Information.
7.6
Neither party shall use the other party’s name, logo, or branding in any public disclosure without the other party’s prior written consent.
7.7
If, pursuant to Clause 7.6, Customer consents to a press release or other public disclosure, Customer shall receive a discount on purchases of Devices as set forth in the Order Form. If Customer has previously purchased one or more Devices before such consent is granted, any discount awarded per the discounts set forth in the Order Form shall be applied to subsequent Device purchases.
7.8
Supplier will obtain the prior written consent of the Customer before it mentions the relationship between the parties, including the Goods and Services arising under it, in public in any media.
8.
Limitation of liability
8.1
References to liability in this clause include every kind of liability arising under or in connection with this Agreement including but not limited to liability in contract, tort (including negligence), misrepresentation, restitution or otherwise.
8.2
Nothing in this clause shall limit the Customer’s payment obligations under this Agreement.
8.3
Nothing in this Agreement limits any liability which cannot legally be limited, including but not limited to liability for death or personal injury or for fraud.
8.4
Subject to clause 8.3, the Supplier’s total aggregate liability to the Customer arising out of or relating to the Services provided by the Supplier to the Customer under this Agreement shall not exceed [***].
8.5
Subject to clause 8.3, Supplier shall of be liable for any loss or damage, howsoever arising, which may be suffered by the Customer (or any person claiming under or through the Customer), that are consequential, indirect, special, incidental, punitive or exemplary loss or damages, whether foreseeable or unforeseeable, including loss of profit, loss of business, loss of opportunity, wasted expenditure, loss of anticipated savings, loss of goodwill, loss of or corruption of data, loss caused or contributed to by any agent or Representative of the Customer.
8.6
For the avoidance of doubt, the Supplier shall not be liable for:
(a)
any loss caused as a result of the Software as a result of planned downtime for the Software, a Force Majeure Event or any third party application, service or network failure;

(b)
any loss arising from any failure of the Customer’s infrastructure and/or utilities, including any transfer of Customer Data over third party communications networks or facilities, including the internet;
(c)
any loss arising due to Customer’s interference with the Goods and/or Software which is contrary to the Supplier’s instructions, including any modification or alteration of the Software by any third party not pre-approved by the Supplier;
(d)
any loss arising from the Outputs or reliance thereon (including without limitation errors, omissions or otherwise) for which the Supplier assumes no responsibility whatsoever; or
(e)
any loss arising a result of actions taken by the Supplier at the Customer’s direction.
8.7
The Supplier has given commitments as to the compliance of the Goods with the description set out in the Order Form and User Guides. In view of these commitments, any other terms relating to the supply of goods or services which are implied by statute or otherwise are, to the fullest extent permitted by law, excluded from the Agreement.
9.
Change Order
9.1
At any time, either party may propose changes, additional orders of Goods or an extension to the scope or execution of the Goods and/or Services and any changes must be agreed in writing by both parties.
9.2
If the parties wish to make a change to the Services or if the Customer wishes to order additional Goods or Services:
(a)
the parties shall discuss such changes or additional goods or services, with each providing as much detail as may be reasonably necessary in relation to the proposed changes, including the timing of the proposed changes and/or any quote, additional fees or terms which may apply;
(b)
once agreed on these terms, the Customer shall provide a draft Change Order/purchase order to the Supplier;
(c)
Supplier shall confirm such purchase order in writing (email sufficient), with such changes as may be reasonably necessary and mutually agreed; and
(d)
the Change Order/purchase order shall then be deemed to form part of this Agreement and these terms shall apply to it.
10.
Term and Termination
10.1
This Agreement is entered into on the Effective Date for an initial term of two (2) years (the Initial MSA Term) and shall continue on a rolling basis for successive one-year periods (each a MSA Renewal Term), unless otherwise agreed in writing and until validly terminated in accordance with this clause. The Initial MSA Term and all MSA Renewal Terms are referred to collectively as the MSA Term.
10.2
Subject to the provisions below, this Agreement may be terminated for convenience by the Customer, giving thirty (30) days prior written notice of its intention to terminate, provided:
(a)
The Customer shall pay the termination fees as set out in clause 11.2 below; and
(b)
The Supplier may schedule such returns at a time that is convenient for the Supplier, taking into account its operational and logistical considerations; and
(c)
The Customer agrees to cooperate with the Supplier in facilitating the return of Goods according to the schedule determined by the Supplier.
10.3
Without affecting any other right or remedy available to it, either party may terminate this Agreement with immediate effect by giving written notice to the other party if:
(a)
the other party fails to pay any amount due under this Agreement within 30 days of the due date for payment and such amount remains unpaid more than 30 days after the other party is notified in writing that the payment is overdue;
(b)
the other party commits a material breach of any term of this Agreement and (if such breach is remediable) fails to remedy that breach within a period of 30 days after being notified in writing to do so;
(c)
the other party suspends, ceases, or threatens to suspend or cease carrying on its business or a substantial part thereof, or suffers an Insolvency Event.
10.4
Without affecting any other right or remedy available to it, the Supplier may terminate this Agreement with immediate effect by giving written notice to the Customer if there is a change of control of the Customer which directly or indirectly leads to the Customer being held by a competitor of the Supplier. For the purpose of this clause 10.4 a direct competitor shall mean any firm, company or person that does not research, develop or sell cell therapeutics and who is or has at any time up to 5 years prior to the date of this Agreement, developed, supplied, devised, or created a product which is the same or similar to the Device, Services or Software set out in the Order Form.
11.
Obligations on termination
11.1
On termination or expiry of this Agreement for any reason:
(a)
all licenses granted under this Agreement shall immediately terminate, provided, however, that Customer’s license to the Basic Software Tier shall (save in the case of a termination for breach of this Agreement) remain in full force and effect;
(b)
the Customer shall, within thirty (30) days of termination or expiration, pay in full all of the Supplier’s outstanding unpaid invoices and interest and, in respect of the Goods and Services as set out in the Order Form supplied but for which no invoice has been submitted, the Supplier may submit an invoice, which shall be payable within thirty (30) days of receipt;
(c)
each of the parties shall, within ninety (90) days of termination or expiration, return (or, upon prior written approval of the other party, destroy) and make no further use of any Confidential Information, equipment, property and other items (and all copies of them) belonging to the other party, including but not limited to, any Customer Materials and Supplier Materials to the extent reasonably practicable. For the avoidance of doubt, parties may keep and maintain a copy of Confidential Information for the purpose of ongoing compliance with this clause and to the extent impracticable to extract such Confidential Information from its back up servers providing these have limited accessibility; and
(d)
Customer and the Supplier, acting reasonably, shall agree on the format, delivery time and any other special terms in relation to the return of Customer Data and the export or download of any relevant Output, Customer Data or Materials.
11.2
In addition to clause 11.1 above, on termination of this Agreement during the Initial Term as set forth on the Order Form for convenience by the Customer, any deposits, instalment, advance payments or otherwise shall be non-refundable. In addition, the Customer agrees to pay to the Supplier within thirty (30) of date of invoice the following fees:
(a)
All authorised costs and expenses incurred but not yet invoiced, up to the date of termination
(b)
the De-install Fee for any and all Devices at the Customer’s site or premises.

(Together “Termination Fees”)

12.
Suspension
12.1
Without prejudice to any other rights or remedies hereunder to which the Supplier may be entitled, if the Supplier knows or has reasonable grounds to suspect that the Customer is: (i) acting in breach of its obligations under this Agreement (including failure to pay the Fees); (ii) poses a security risk; (iii) adversely impacting or may adversely impact the Services to the Customer or any other third party, the Supplier may notify the Customer in writing accordingly. If Customer has not remedied the situation within sixty (60) days of such notice, Supplier may suspend the Customer’s and all Authorized Users’ access to the Software, until such breach can be remedied, or until the Supplier is satisfied, acting reasonably, that its suspicions are unfounded. For
13.
Representations and Warranties
13.1
Supplier represents and warrants to Customer that:
(a)
it is a corporation duly organized, validly existing, and in good standing in the jurisdiction of its organization;

(b)
it is duly qualified to do business and is in good standing in every jurisdiction in which such qualification is required for purposes of this Agreement;
(c)
it has the full right, power, and authority to enter into this Agreement and to perform its obligations under this Agreement;
(d)
the execution of this Agreement by the individual whose signature is set forth at the end hereof has been duly authorized by all necessary actions;
(e)
the execution, delivery, and performance of this Agreement by Seller will not violate, conflict with, require consent under, or result in any breach or default under Seller’s organizational documents or any agreements to which it is a party or violate any applicable Law in any material respect;
(f)
when duly executed and delivered by each of Supplier and Customer, this Agreement will constitute the legal, valid, and binding obligation of Supplier, enforceable against Supplier in accordance with its terms; and
(g)
it is in compliance with all Laws and all agreements to which Supplier is a party or to which any of its material assets are bound applicable to this Agreement, the Goods, and the operation of its business.
14.
Survival
14.1
On termination or expiry of this Agreement, clauses 1, 2.2, 4, 5.1, 5.3, 5.4, 6, 7, 8, 11, 15, 18, 19, 20, 22, 23, 26 and 27 as well as any provision of this Agreement that expressly or by implication is intended to come into or continue in force on or after termination or expiry of this Agreement, shall remain in full force and effect.
14.2
Termination or expiry of this Agreement shall not affect any rights, remedies, obligations or liabilities of the parties that have accrued up to the date of termination or expiry, including the right to claim damages in respect of any breach of the Agreement which existed at or before the date of termination or expiry.
15.
Force majeure
15.1
Force Majeure Event means any circumstance not within a party’s reasonable control including, without limitation:
(a)
acts of God, flood, drought, earthquake or other natural disaster;
(b)
epidemic or pandemic;
(c)
terrorist attack, civil war, civil commotion or riots, war, threat of or preparation for war, armed conflict, imposition of sanctions, embargo, or breaking off of diplomatic relations;
(d)
nuclear, chemical or biological contamination or sonic boom;

(e)
any law or any action taken by a government or public authority, including without limitation imposing an export or import restriction, quota or prohibition, or failing to grant a necessary license or consent;
(f)
collapse of buildings, fire, explosion or accident;
(g)
any labor or trade dispute, strikes, industrial action or lockouts (other than in each case by the party seeking to rely on this clause, or companies in the same group as that party);
(h)
material non-performance by suppliers or subcontractors; and
(i)
interruption or failure of utility service.
15.2
Provided it has complied with 15.3, if a party is prevented, hindered or delayed in or from performing any of its obligations under this Agreement by a Force Majeure Event (Affected Party), the Affected Party shall not be in breach of this Agreement or otherwise liable for any such failure or delay in the performance of such obligations.
15.3
The Affected Party shall:
(a)
as soon as reasonably practicable after the start of the Force Majeure Event, notify the other party of the Force Majeure Event, the date on which it started, its likely or potential duration, and the effect of the Force Majeure Event on its ability to perform any of its obligations under the Agreement; and
(b)
use all reasonable endeavors to mitigate the effect of the Force Majeure Event on the performance of its obligations.
15.4
If the Force Majeure Event prevents, hinders or delays the Affected Party’s performance of its obligations for a continuous period of more than four weeks, the party not affected by the Force Majeure Event may terminate this Agreement by giving four weeks’ written notice to the Affected Party.
16.
Assignment and other dealings
16.1
The Supplier shall not, without the Customer’s prior written consent (not to be unreasonably withheld) assign, transfer, mortgage, charge, subcontract, delegate, declare a trust over or deal in any other manner with any of its rights and obligations under this Agreement.
17.
Variation
17.1
No variation of this Agreement shall be effective unless it is in writing and signed by the parties (or their authorized representatives).

18.
Waiver
18.1
A waiver of any right or remedy under this Agreement or by law is only effective if given in writing and shall not be deemed a waiver of any subsequent right or remedy.
18.2
A failure or delay by a party to exercise any right or remedy provided under this Agreement or by law shall not constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict any further exercise of that or any other right or remedy. No single or partial exercise of any right or remedy provided under this Agreement or by law shall prevent or restrict the further exercise of that or any other right or remedy.
19.
Rights and remedies
19.1
The rights and remedies provided under this Agreement are in addition to, and not exclusive of, any rights or remedies provided by law.
20.
Severance
20.1
If any provision or part-provision of this Agreement is or becomes invalid, illegal or unenforceable, it shall be deemed deleted, but that shall not affect the validity and enforceability of the rest of this Agreement.
20.2
If any provision or part-provision of this Agreement is deemed deleted under clause 20.1 the parties shall negotiate in good faith to agree a replacement provision that, to the greatest extent possible, achieves the intended commercial result of the original provision.
21.
Entire Agreement
21.1
This Agreement constitutes the entire agreement between the parties and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to its subject matter.
21.2
Each party agrees that it shall have no remedies in respect of any statement, representation, assurance or warranty (whether made innocently or negligently) that is not set out in this Agreement. Each party agrees that it shall have no claim for innocent or negligent misrepresentation or negligent misstatement based on any statement in this Agreement.
22.
No partnership or agency
22.1
Nothing in this Agreement is intended to, or shall be deemed to, establish any partnership or joint venture between any of the parties, constitute any party the agent of another party, or authorize any party to make or enter into any commitments for or on behalf of any other party.
22.2
Each party confirms it is acting on its own behalf and not for the benefit of any other person.

23.
Third party rights
23.1
This Agreement does not give rise to any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.
24.
Notices
24.1
Any notice given to a party under or in connection with this Agreement shall be in writing and shall be:
(a)
delivered by hand or by pre-paid first-class post or other next Business Day delivery service at its registered office (if a company) or its principal place of business (in any other case); or
(b)
sent by email to the addresses set out in the Order Form, with copy to [***].
24.2
Any notice shall be deemed to have been received:
(a)
if delivered by hand or by a reputable international courier service, at the time the notice is left at the proper address (with proof to be provided by delivery confirmation) or five (5) Business Days after mailing, if mailed by first class certified or registered airmail;
(b)
if sent by email, at the time of transmission, or, if this time falls outside Business Hours in the place of receipt, when Business Hours resume.
24.3
This clause does not apply to the service of any proceedings or any documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.
25.
Counterparts
25.1
This Agreement may be executed in any number of counterparts, each of which shall constitute a duplicate original, but all the counterparts shall together constitute the one Agreement.
26.
Governing law
26.1
This Agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales.
27.
Jurisdiction
27.1
Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this Agreement or its subject matter or formation.

SCHEDULE 1 - Goods Terms and Conditions

The rules of interpretation set out in the MSA and the definitions set out therein shall apply to this Schedule 1.

Goods

1.
The Goods are described in the Order Form. The Supplier reserves the right to amend the specification of the Goods if required by any applicable statutory or regulatory requirements.
2.
The Supplier shall ensure that the Goods shall:
(a)
correspond in all material respects with their description;
(b)
be of satisfactory quality (within the meaning of the Sale of Goods Act 1979, as amended);
(c)
where they are manufactured products, be free from material defects in design, material and workmanship; and
(d)
comply with all applicable statutory and regulatory requirements relating to the manufacture, labelling, packaging, storage, handling and delivery of the Goods.
3.
The warranty period for the Goods shall be:
(a)
for a Device, one (1) year from the earliest of: the Installation Date, or 4 weeks after the Ship Date; and
(b)
for a Consumable, 6 months from the Ship Date.
4.
In the event that:
(a)
the Customer gives notice in writing to the Supplier within a reasonable time of discovery that some or all of the Goods do not comply with the warranty set out in paragraph 2 and 3;
(b)
the Supplier is given a reasonable opportunity of examining such Goods; and
(c)
the Customer (if asked to do so by the Supplier) returns such Goods to the Supplier’s place of business at the Supplier’s cost,

the Supplier shall, at its option, repair or replace the defective Goods, or refund the price of the defective Goods in full.

5.
The Supplier shall not be liable for the Goods’ failure to comply with the warranty set out in paragraphs 2 and 3 in any of the following events:
(a)
the Customer makes any further use of such Goods after giving notice in accordance with clause 4(a);

(b)
the defect arises because the Customer failed to follow the Supplier’s oral or written instructions, including the User Guides, as to the storage, commissioning, installation, location, use and maintenance of the Goods or (if there are none) good trade practice regarding the same;
(c)
the Customer alters or repairs such Goods without the prior written consent of the Supplier;
(d)
the defect arises as a result of any fair wear and tear, wilful damage, negligence, or abnormal storage or working conditions;
(e)
the Goods differ from their description as a result of changes made to ensure they comply with applicable statutory or regulatory requirements; or
(f)
the failure arises as a result of the Supplier following the instructions or specification of the Customer.

Delivery

6.
Unless otherwise agreed, Customer is responsible for all shipping and handling costs, as well as customs and taxes. These will be invoiced to the Customer by the Supplier (and shall be payable by the Customer in accordance with the Payment Terms) or directly by the relevant authorities, in the reasonable discretion of the Supplier.
7.
Subject to the Customer paying any pre-paid Fees in accordance with the Payment Terms and all agreed Delivery Fees (including customs or duties) in accordance with this Agreement (if applicable), the Supplier shall deliver the Goods to the Delivery Location on an agreed date, providing all Fees (including delivery and/or customs costs) have been paid in full, as agreed in each Order Form or purchase order.
8.
Delivery of the Goods shall be completed on the Goods’ arrival at the Delivery Location.
9.
Any dates quoted for delivery are approximate only, and the time of delivery is not of the essence. The following conditions apply:
(a)
Supplier shall provide Customer with an estimated delivery timeline within 5 business days from receiving a Purchase Order. This timeline is subject to factors such as manufacturing completion and the availability of installation engineers.
(b)
The Supplier shall make reasonable efforts to meet the estimated delivery timeline but cannot guarantee delivery within a fixed period from the Purchase Order date. The Supplier will keep the Customer informed of any significant changes to the estimated delivery schedule.

(c)
For orders of multiple units, the Supplier may coordinate activities to optimize installation and servicing efficiency, which may affect the delivery timeline.
(d)
The Supplier shall not be liable for any delay in delivery of the Goods that is caused by the Customer’s failure to provide the Supplier with adequate delivery instructions or any other instructions that are relevant to the supply of the Goods.
10.
The Supplier may deliver the Goods by instalments, which shall be invoiced and paid for separately. Any delay in delivery or defect in an instalment shall not entitle the Customer to cancel any other instalment.

Returns

11.
Pursuant to clause 10.2, the Customer has the right to terminate for convenience. Any return of the Goods shall be subject to the fees set out in clause 11.2.
12.
Purchases of any non-standard items shall be non-refundable.

Title and Risk

13.
The risk in the Goods shall pass to the Customer on completion of delivery.
14.
Title to the Goods shall not pass to the Customer until the Supplier receives payment in full for the Goods, in which case title to the Goods shall pass at the time of payment of all such sums.

Hardware Services & Relocation

15.
The Supplier shall supply any pre-agreed services relating to the Hardware delivery, installation and set up to the Customer in accordance with the Order Form (or other mutually agreed written instructions) in all material respects..
16.
The Customer acknowledges and agrees that absent Supplier’s prior written approval of such change, any material change in installation, setup, or a relocation of the Goods by any party other than the Supplier or its agreed subcontractors shall:
(a)
Immediately void all warranties and service guarantees provided by the Supplier in relation to the Goods;
(b)
Release the Supplier from any liability for malfunction, damage, or performance issues arising from or related to such third-party actions;
(c)
Require a complete service of the machine by the Supplier, at the Customer’s expense, to reinstate any warranties or service guarantees.

The Supplier reserves the right to refuse reinstatement of warranties or guarantees if, in its reasonable opinion, the Goods have been compromised beyond repair or reliable function as a result of Customer’s failure to follow the Supplier’s oral or written instructions, including the User Guides, as to the storage, commissioning, installation, location, use and maintenance of the Goods or (if there are none) good trade practice regarding the same, or the Customer alters or repairs such Goods without the prior written consent of the Supplier.

17.
The Supplier shall use all reasonable endeavours to meet any performance dates specified by the Customer, but any such dates shall be estimates only and time shall not be of the essence for performance of the Services.
18.
During the Warranty Period, Supplier shall bear the cost of all necessary parts and labour in the case of non-user induced failure which impacts the functionality of the Device(s).
19.
Otherwise, an additional service schedule shall be agreed setting out the costs associated with visits, repairs, parts and support. For the avoidance of doubt, moving and cleaning the Device(s) should be done by the Supplier and will be chargeable both during and after the Warranty Period. The Customer should not move or clean the Device(s) themselves and any effort to do so will invalidate the Warranty.
20.
The Supplier reserves the right to amend the Services required if necessary to comply with any Applicable Laws, or if the amendment will not materially affect the nature or quality of the Services, and the Supplier shall notify the Customer in any such event.
21.
The Supplier warrants to the Customer that the Services will be provided using reasonable care and skill.

Customer’s obligations

22.
The Customer shall:
(a)
provide, for the Supplier, its agents, subcontractors, consultants and employees, in a timely manner and at no charge, access to the Customer’s premises and other facilities as reasonably required by the Supplier in order to perform this Agreement;
(b)
provide its own uninterruptible power supplies and network connections in order to allow for operationality of the Goods and Software;
(c)
provide, in a timely manner, such information as the Supplier may reasonably require, and ensure that it is accurate and complete in all material respects. Such information shall include accurate shipping information (where relevant), Delivery Location precise address, lab number, any delivery rules or access instructions to ensure smooth installation;

(d)
comply with reasonable instructions and recommendations from the Supplier with regards to location of Goods and storage and shall only use the Supplier Consumables within the Device(s);
(e)
take reasonable care of all Supplier Materials in its possession and make them available for collection by the Supplier on reasonable notice after termination of the Agreement; and
(f)
permit the Supplier to have access to such materials and information as the Supplier may reasonably and necessarily require in order to perform its obligations.
23.
If the Supplier’s performance of its obligations under the Agreement is prevented or delayed by any act or omission of the Customer, its agents, subcontractors, consultants or employees, the Supplier shall:
(a)
not be liable for any costs, charges or losses sustained or incurred by the Customer that arise directly or indirectly from such prevention or delay;
(b)
be entitled to payment of the Fees despite any such prevention or delay; and
(c)
be entitled to recover any additional costs, charges or losses the Supplier sustains or incurs that arise directly or indirectly from such prevention or delay.
24.
The Customer shall not sell the Goods to any third party at any time without the prior written consent of the Supplier.

SCHEDULE 2 - Software Terms and Conditions

The rules of interpretation set out in the MSA and the definitions set out therein shall apply to this Schedule 2.

License for use of Software

1.
The Software shall be available for usage in the format defined by the Supplier at the dates agreed between the parties. Time shall be of the essence in relation to such installation dates and the performance of the Software.
2.
The Supplier hereby grants to the Customer a non-exclusive right to permit the Authorized Users to use the Software during the Term (subject to the Customer paying any Software Fees in full and complying with the terms and conditions of this Agreement at all times), provided, however, that Customer’s license to the Basic Software Tier shall remain in full force and effect, at no cost to Customer, while Customer owns the Goods.
3.
Use of the Software shall be restricted to use in object code form, for the Agreed Purpose only, which shall not include allowing the use of the Software by any person other than an Authorized User. For the avoidance of doubt, the license hereunder shall be considered granted to any affiliate, subsidiary, contractor, successor in interest, or holding company of the Customer.
4.
The Customer may not use the Software other than as specified in paragraphs 2 and 3, without the prior written consent of the Supplier, and the Customer acknowledges that additional fees may be payable on any change of use approved by the Supplier.
5.
Except to the extent expressly permitted under this Agreement, the Customer shall not, and shall not attempt (and shall not permit any third party) to copy, modify, adapt, duplicate, create derivative works from, frame, mirror, republish, download, display, transmit, or distribute all or any portion of the Software in any form or media or by any means, or attempt to reverse compile, disassemble, reverse engineer or otherwise reduce to human-perceivable form all or any part of the Software (including its object code and source code).
6.
The Customer shall ensure that the Software is used by Authorized Users only. The Customer acknowledges and agrees that each Authorized User must keep their access method secure for their use of the Software which must be kept confidential and secure against unauthorized access or use (including by any other Authorized User).
7.
This Agreement shall not prevent Supplier from entering into similar agreements with third parties, nor from independently developing, using, selling, or licensing documentation, products and/or services which are similar to those provided under this Agreement.

Third Party Software

8.
The Customer uses the Software cognisant of the fact that it may incorporate third party software (including open source software) and the Customer assumes all risk and responsibility for such use and compliance with any additional terms, provided that Supplier has informed Customer of any additional terms that are applicable to Customer’s use of the Software.

Limitations

9.
The Customer shall not access, store, distribute or knowingly transmit any Viruses or any material during its use of the Software that is unlawful, harmful, infringing, offensive, discriminatory, or which facilitates illegal activity or depicts sexually explicit images or causes damage or injury to any person or property. The Supplier reserves the right, without liability or prejudice to its other rights to the Customer, to disable the Customer’s and any or all Authorised Users’ access to any material that breaches the provisions of this paragraph. For the purpose of this clause, Virus shall mean any thing or device (including any software, code, file or programme) which may: prevent, impair or otherwise adversely affect the operation of any computer software, hardware, network, data, or the user experience, including worms, Trojan horses, viruses and other similar things or devices.
10.
The Customer shall not, and shall not attempt to: (a) access all or any part of the Software in order to build a product or service which competes with the Software; (b) make the Software or any of the Services available to any third party except to Authorized Users for the Agreed Purpose; or (c) attempt to obtain, or assist any third party in obtaining, access to the Software, other than as provided under this Agreement.
11.
The Customer shall use all reasonable endeavors to prevent any unauthorized access to, or use of, the Software and, in the event of any such unauthorized access or use, promptly notify the Supplier.

Supplier’s Obligations

12.
The Supplier licenses the Software as-is and does not warrant that the Customer’s use of the Software will be uninterrupted or error-free, nor that the Software and/or the information or Outputs obtained by the Customer through its use of the Software will meet the Customer’s requirements.
13.
Notwithstanding paragraph 12, the Customer acknowledges that the Software may evolve over time and that functionality may be added or removed from time to time in the Supplier’s commercially reasonable discretion for the purpose of making Improvements.

14.
All other conditions, warranties or other terms which might have effect between the parties or be implied or incorporated into this Agreement or any collateral contract, whether by statute, common law or otherwise, are hereby excluded, including the implied conditions, warranties or other terms as to satisfactory quality, fitness for purpose or the use of reasonable skill and care.
15.
Supplier shall ensure that the Software has all reasonable technical and operational security and shall protect Customer Data at all times. For full information on the Supplier’s security measures, the Supplier Security Policy is available on request. In the event of any security breach which may or does impact Customer Data, Supplier will notify Customer (using the email address on the Order Form) within 30 days of breach.
16.
On the written request of the Customer, within 30 Business Days the Supplier shall:
(a)
provide to the Customer a copy of all Customer Data;
(b)
export Customer Data and deliver to the Customer by agreed format/method; or
(c)
delete or remove any Customer Data in its possession (including on the Software), in each case as applicable.

Customer’s Obligations

17.
The Customer shall be responsible for setting the access rights for each of its Authorized Users and shall ensure that all Authorized Users’ use of the Software is strictly in accordance with the terms and conditions of this Agreement, including the User Guides. The Customer shall be responsible for any Authorized User’s breach of such terms and conditions.
18.
The Customer is responsible for providing any agreed inputs or dependencies reasonably requested by the Supplier and shall ensure that its network and systems comply with the relevant specifications provided by Supplier which are necessary for the operation of the Software. The Customer shall be solely responsible for procuring and maintaining all network connections and telecommunications links from its systems to the Supplier’s data centers.
19.
Customer shall notify the Supplier within 30 days if it has any vulnerability or security concerns regarding the Software by email to [***].

Protocols

20.
The Device operates by running a Protocol or set of Protocols on the Software. The Supplier has Supplier Protocols which are available for use on a non-exclusive basis by the Customer.
21.
The Customer can choose from the following Protocol options when using the Software:

A)
Use of Supplier Protocols made available during the course of the agreement (as further described in paragraphs 22-28 below)
B)
Use of Customer Protocols (as further described in paragraphs 22-28 below)
C)
New Protocol Development Services - for creating new publicly-available Supplier Protocols (terms to be mutually agreed by the parties)
D)
New Protocol Development Services - for creating new private Customer Protocols (terms to be mutually agreed by the parties)
22.
Supplier Protocols shall be considered Supplier IPRs for the purpose of this Agreement and shall be owned exclusively by the Supplier and licensed to the Customer on a limited basis in accordance with clause 5 (“Intellectual Property”) of the MSA.
23.
Customer Protocols shall be considered Customer IPRs for the purpose of this Agreement and shall be owned exclusively by the Customer in accordance with clause 5 (“Intellectual Property”) of the MSA.
24.
The Customer agrees that Supplier Protocols shall never be shared by the Customer — directly or indirectly - with any third party nor used for any purpose other than the Agreed Purpose. For purposes of this section, affiliates, collaborators and subcontractors, and successors in interest (collectively, “Authorized Parties”) of Customer shall not be considered a third party. However, in sharing with any Authorized Parties, the Customer shall:
(a)
Ensure that all Authorized Parties comply with the terms of this Agreement;
(b)
Accept full liability for any breach of this Agreement by any Authorized Party;
(c)
Inform all Authorized Parties of the confidential nature of Supplier Protocols and the obligations under this Agreement;
(d)
Not share Supplier Protocols with any party other than Authorized Parties without Supplier’s prior written consent.

The Customer remains responsible for ensuring compliance with this Agreement in all cases where Supplier Protocols are utilized, whether by the Customer directly or by any Authorized Party.

25.
Notwithstanding the above and subject at all times to the provisions of as mutually agreed by the parties, the parties acknowledge that Supplier Protocols may be adapted by the Customer to form new Customer Protocols which may be used at the discretion of the Customer.
26.
Where the Customer independently develops new Protocols with the intention of such new Protocols staying private, in accordance with Protocol option B above,

the Supplier has no access to such Protocols other than as strictly necessary in order to perform the terms and conditions of this Agreement.
27.
It is understood and acknowledged by both parties that a new Customer Protocol may rely upon or incorporate existing Supplier IPR and that some new Customer Protocols may be the same or similar to (a) existing Supplier Protocols, (b) future Supplier Protocols developed independently by the Supplier, (c) Protocols developed by Supplier for or on behalf of third parties without reference to Customer Data and/or Outputs, and (d) Protocols developed independently by or for third parties.
28.
Upon Customer request, Supplier may enter Customer Data into the Software on behalf of the Customer during new Protocol development.

Audit Rights

29.
Subject to the provision of thirty days’ prior notice to the other, each Party (the Requesting Party) may at their own cost and expense require the other party to permit or procure the permission for a duly authorized employee, agent or representative of the Requesting Party, to audit during business hours, the other’s (and its Authorized Users’) use of the Software, and to assess compliance with this Agreement, and including for this purpose to access premises and systems and to take copies of records. If such audit determines that other party is breaching the terms of this Agreement, such audit shall be at the cost of the party in breach.
30.
Notwithstanding the provisions of clause 29 above, each party shall be entitled to refuse an audit request, if there is risk that the audit would compromise the security or confidentiality of systems or data of other customers or result in the disclosure of confidential and proprietary information belonging to the other.

Schedule 3- Additional Development Services

[***]

Schedule 4- Installation services schedule

[***]

Schedule 5- Enhanced support schedule

[***]

Schedule 7- Historical Culture and Access Feature

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